                                                                   Exhibit 10.25

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------




                            CONTRIBUTION AGREEMENT


                                 BY AND AMONG


                       CORPORATE PROPERTY ASSOCIATES 4,
                       a California limited partnership,


                    CORPORATE PROPERTY ASSOCIATES 8, L.P.,
                        a Delaware limited partnership




                                      AND




                      AMERICAN GENERAL HOSPITALITY, INC.,
                             a Texas corporation,


           AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.,
                        a Delaware limited partnership


                          Dated as of April 25, 1996




- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1      The Contract .................................................  2
        1.1    Agreement to Contribute ......................................  2
        1.2    Earnest Money ................................................  2

ARTICLE 2      Hotel ........................................................  3

ARTICLE 3      Purchase Price; Payment;
                 Issuance of Limited Partner Units ..........................  6
        3.1    Registration Rights ..........................................  7
        3.2    Covenants, Representations and Warranties
                 With Respect to Units and Shares ...........................  7
        3.3    Securities Covenants, Representations and
                 Warranties of Owners .......................................  8

ARTICLE 4      Title Deliveries ............................................. 11
        4.1    Title Commitment ............................................. 11
        4.2    UCC Search ................................................... 12
        4.3    Survey ....................................................... 12

ARTICLE 5      Hotel Documents, Inspection and Objections ................... 13
        5.1    Hotel Documents .............................................. 13
        5.2    Procedure for Objections ..................................... 14
        5.3    Inspection of Hotel and Environmental Report ................. 14
        5.4    Feasibility Determination .................................... 14
        5.5    Financial Information ........................................ 15
        5.6    Termination Right of Owners .................................. 15

ARTICLE 6      Permitted Exceptions ......................................... 15
        6.1    Permitted Exceptions ......................................... 15

ARTICLE 7      Operation of Hotel ........................................... 16
        7.1    Interim Operation ............................................ 16
        7.2    Notices of Violation ......................................... 18
        7.3    Compliance Under Management Agreement ........................ 18

ARTICLE 8      Representations and Covenants ................................ 18
        8.1    Representations by Partnership ............................... 18
        8.2    Representations by Owners .................................... 19
        8.3    [Intentionally Omitted] ...................................... 24
        8.4    [Intentionally Omitted] ...................................... 24
        8.5    Liquor License ............................................... 24

ARTICLE 9      Conditions Precedent to the Closing .......................... 24
        9.1    Conditions to Obligations of the Partnership ................. 24
        9.2    Conditions to Owners' Obligations ............................ 26

ARTICLE 10     Closing and Closing Documents ................................ 26

        10.1   Closing ...................................................... 26
        10.2   Escrow ....................................................... 27
        10.3   Owners' Deliveries ........................................... 27
        10.4   Deliveries by Partnership and REIT ........................... 29
        10.5   Amendment of Formation Documents ............................. 29
        10.6   Concurrent Transactions ...................................... 30
        10.7   Further Assurances ........................................... 30
        10.8   Prorations and Adjustments ................................... 30
        10.9   Sales Tax .................................................... 32
        10.10  Document Recordation and Transfer Costs ...................... 32
        10.11  Reconciliation and Final Payment ............................. 32

ARTICLE 11     Casualty And Condemnation .................................... 32
        11.1   Risk of Loss Notice .......................................... 32
        11.2   Partnership's Termination Right .............................. 32
        11.3   Procedure for Closing ........................................ 33

ARTICLE 12     Default And Remedies ......................................... 33
        12.1   Default by Partnership or REIT ............................... 33
        12.2   Owners' Default .............................................. 34

ARTICLE 13     Indemnities .................................................. 35
        13.1   Owners' Indemnity ............................................ 35
        13.2   Partnership's Indemnity ...................................... 36

ARTICLE 14     Broker ....................................................... 36
        14.1   No Broker .................................................... 36
        14.2   Indemnification by Owners .................................... 36
        14.3   Indemnification by AGH ....................................... 37

ARTICLE 15     Definitions .................................................. 37
        15.1   Definitions .................................................. 37

ARTICLE 16     Miscellaneous ................................................ 40
        16.1   Notice ....................................................... 40
        16.2   Entire Agreement; Modifications and Waivers;
               Cumulative Remedies .......................................... 41
        16.3   Exhibits ..................................................... 42
        16.4   Successors and Assigns ....................................... 42
        16.5   Article Headings ............................................. 42
        16.6   Governing Law ................................................ 42
        16.7   Time Periods ................................................. 42
        16.8   Counterparts ................................................. 42
        16.9   Survival ..................................................... 43
        16.10  Further Acts ................................................. 43
        16.11  Severability ................................................. 43
        16.12  Attorneys' Fees .............................................. 43
        16.13  Limitation on Owners' Liability .............................. 43

Schedule 1   Unit Determination

EXHIBITS
- --------

Exhibit A    Legal Description
Exhibit B    Service Contracts
Exhibit C    FF&E Leases
Exhibit D    Security Documents
Exhibit E    Leases
Exhibit F    Insurance Policies
Exhibit G    Licenses
Exhibit H    Violations
Exhibit I    Warranties
Exhibit J    [Intentionally Omitted]
Exhibit K    Environmental Reports
Exhibit L    [Intentionally Omitted]
Exhibit M    Pending Claims


The exhibits and/or schedules of Exhibit 10.25, set forth herein have not been included as exhibits to the Registration Statement. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.

                            CONTRIBUTION AGREEMENT
                            ----------------------


          THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of April 25, 1996 by and among CORPORATE PROPERTY ASSOCIATES 4, a California limited partnership ("CPA4"), CORPORATE PROPERTY ASSOCIATES 8, L.P., a Delaware limited partnership ("CPA8"), AMERICAN GENERAL HOSPITALITY, INC., a Texas corporation ("AGH") and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"). CPA4 and CPA8 are collectively referred to as "Owners."


                               R E C I T A L S:
                               - - - - - - - -

          WHEREAS, Owners, as tenants in common, are the sole owners of the Hotel (as hereinafter defined), which is currently licensed and operated as a "Holiday Inn" hotel; and

          WHEREAS, prior to the Closing, Owners will convey the Hotel to a limited partnership or limited liability company owned by them (collectively, "LLC"); and

          WHEREAS, the sole general partner and majority owner of the Partnership is an entity owned and controlled by American General Hospitality Corporation (the "REIT"), a corporation organized under the laws of the State of Maryland which intends to be qualified as a real estate investment trust under the Internal Revenue Code to continue and expand the hotel acquisition, development, repositioning and ownership operations of AGH and its affiliates; and

          WHEREAS, AGH and the REIT intend to file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-11 (as amended from time to time through the date of the offering, the "Registration Statement") relating to an underwritten initial public offering (the "IPO") of its shares (collectively, the "Shares") of common stock, par value $.01 per share ("Common Stock"); and

          WHEREAS, at the Closing, the Owners wish to contribute all of their partnership interests in LLC to the Partnership in exchange for units of limited partnership interest in the Partnership ("Units") as hereinafter set forth in this agreement;

                              A G R E E M E N T:
                              - - - - - - - - -

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                 THE CONTRACT
                                 ------------

          1.1  Agreement to Contribute. (a) For and in consideration of the
               -----------------------
mutual benefits enjoyed by one another under this Agreement and the terms and conditions hereof, CPA4 agrees to contribute, assign and transfer its Interest (the "CPA4 Interest") and CPA8 agrees to contribute, assign and transfer its Interest (the "CPA8 Interest") to the Partnership (and/or such affiliates of the Partnership as it may designate, in such percentage allocations as the Partnership may designate), and the Partnership (or its designee) agrees to accept the CPA4 Interests and the CPA8 Interests. As used herein, "Interest" shall mean all of a person or entity's right, title and interest in LLC, including his or its right, title and interest in capital, profits and distributions.

               (b) Promptly after the expiration of the Document Review Period, if this Agreement has not been terminated pursuant to the provisions of Section 5.2, Owners shall convey the Hotel to LLC.

          1.2  Earnest Money. For the purpose of securing the performance of
               -------------
the Partnership and the REIT under the terms and provisions of this Agreement and as a condition precedent to Owners' obligations hereunder, AGH has delivered, prior to or contemporaneously with the execution hereof, the Initial Earnest Money to the Title Company ("Escrow Agent") in current funds. The term "Initial Earnest Money" shall mean $50,000, and the term "Earnest Money" shall mean the Initial Earnest Money and any other sums which may from time to time be deposited as "Additional Earnest Money" hereunder. All interest accruing on Earnest Money deposited under this Agreement shall become a part of and be added to the Earnest Money so that it shall be subject to disbursement or application in the same manner as is the principal of the Earnest Money. The Earnest Money shall be held in escrow pursuant to the terms of an escrow agreement (the "Escrow Agreement") executed contemporaneously herewith. The Escrow Agent shall deposit the Earnest Money in an interest bearing account at a bank or savings institution reasonably acceptable to Owners and Partnership, and all interest accrued thereon shall be reported under Partnership's federal tax identification number. If the transactions contemplated by this Agreement are not consummated in accordance with the terms hereof, the Earnest Money shall be disbursed pursuant to the terms of this Agreement and the terms of the Escrow Agreement. If the transactions contemplated by this Agreement are consummated in accordance with the terms hereof, the Earnest Money shall be returned to AGH.

                                   ARTICLE 2
                                     HOTEL
                                     -----

          As used in this Agreement, the term "Hotel" shall mean and refer to the following:

          (a) The parcel or parcels of real property located at 2929 Williams Boulevard, Kenner, Louisiana and more particularly described on Exhibit A
                                                                ---------
attached hereto (collectively the "Land");

          (b) The 305-room hotel and all other buildings, structures, parking areas, and other improvements presently located upon the Land (collectively, the "Improvements");

          (c) All tangible personal property and fixtures (collectively, the "FF&E") of any kind attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Land or Improvements on the Closing Date, including, but not limited to, all furniture, fixtures, equipment, signs, personal property; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all elevators, escalators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, all shelving and partitions, all ventilating equipment; and all incinerating and disposal equipment; all health club and fitness equipment; all vans, automobiles and other motor vehicles; all carpet, drapes, beds, furniture, televisions and other furnishings; all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and utensils, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatus and utensils;

          (d) All merchandise, supplies, inventory and other items used for the operation and maintenance of guest rooms, restaurants, lounges, swimming pools, health clubs, and other common areas and recreational areas located within or relating to the Improvements, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory, office supplies and stationery, advertising and promotional materials, towels, linen and bedding, guest cleaning, paper and other supplies, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, and pool, tennis court and other recreational area cleaning and maintenance supplies (collectively, the "Other Personalty");

          (e) All leases, licenses (exclusive of the existing Holiday Inns license agreement), occupancy agreements, "trade-out" agreements or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the Improvements or Land, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, franchisees, concessionaires or other entities thereunder (collectively, the "Leases" and individually, the "Lease");

          (f) All advance bookings, convention reservations and other guest, room and other booking and reservation contracts (collectively, the "Guest Bookings");

          (g) All prepaid rents and deposits, including but not limited to, utility deposits, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services made in connection with the Leases or the Guest Bookings (collectively the "Deposits"); provided, however, that Partnership shall be entitled to a proration credit under Section 10.8 hereof for the amount of the Deposits which are not transferred to or for the account of the Partnership at Closing, and the Partnership will assume all of Owners' post-Closing liabilities and obligations with regard to such Deposits;

          (h) Any and all of the following that relate to or affect in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Land, Improvements, Leases, Deposits, Guest Bookings, Other Personalty, or FF&E:

               (i)    The contracts or agreements described on Exhibit B
                                                               ---------
     attached hereto, and all other contracts or agreements, such as maintenance, supply, service, parking or utility contracts, (collectively, the "Service Contracts");

               (ii) Warranties, guaranties, indemnities, and claims for the benefit of LLC relating to the Hotel (collectively the "Warranties");

               (iii) Licenses, permits, certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party, including without limitation all of the Owners' rights in and to the liquor license (collectively the "Licenses");

               (iv) Telephone exchanges, trade names, trade styles, trade marks, and other identifying material, and all variations thereof, together with all related goodwill (collectively, the "Tradenames") (it being understood and agreed that the name of the hotel chain to which the Hotel is affiliated by franchise or other license agreement is a protected name or registered service mark of such hotel chain);

               (v) Plans, drawings, specifications, surveys, soil reports, environmental reports, engineering reports, inspection reports, and other technical descriptions and reports to the extent in Owners' possession or control (collectively, the "Plans and Specs"); and

              (vi) The leases and other contracts permitting the use of any FF&E at the Improvements described on Exhibit C attached hereto and all
                                           ---------
     other leases and other contracts permitting the use of any FF&E at the Improvements, (collectively, the "FF&E Leases").

          (i) LLC's interest in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements, free and clear of all qualifications and encumbrances other than the obligation to pay the applicable utility company the published rate for utility consumption after Closing, and the foregoing right shall include, but not be limited to (i) the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Land or Improvements, (ii) all reservations of or commitments covering any such use in the future, and (iii) all wastewater capacity reservations ever issued in favor of the Land or Improvements (all of the foregoing are referred to in this Agreement collectively as the "Utility Reservations");

          (j) All rights, titles and interests of LLC appurtenant to the Land and Improvements (collectively, the "Appurtenances"), including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land or Improvements, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land,
(iii) any strips or gores of real estate adjacent to the Land, (iv) all leases of adjacent land or facilities used in connection with the operation of the Hotel, and (v) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining the Land; and

          (k) All books, records, promotional material, tenant data, marketing and leasing material and forms, market studies, keys, and other materials of any kind owned by LLC and in LLC's possession or control, or which LLC has access to or may obtain and has the right to convey and deliver which are or may be used in LLC's ownership or use of the Land, the Improvements or the FF&E (collectively, the "Records"); provided, however, that a copy of any such material which constitutes a part of Owners' continuing business or financial records may be retained by Owners.

          All of the property and rights constituting the Hotel except for the Land and Improvements are hereinafter referred to as the "Personal Property." It is understood that the property constituting the Hotel does not include any claims of Owners in the bankruptcy case entitled In re Integra-A Hotel and
                                                 -------------------------
Restaurant Company, Case No. 92-1885Y-PAC, United States Bankruptcy Court for
- ------------------
the District of Columbia, which claims are specifically reserved unto Owners. It is also understood that such property does not include the existing Holiday Inns license agreement, unless the transfer thereof has been approved by the licensor.

                                   ARTICLE 3
                           PURCHASE PRICE; PAYMENT;
                           ------------------------
                       ISSUANCE OF LIMITED PARTNER UNITS
                       ---------------------------------

          3.1  Purchase Price. The purchase price for the Interests shall be
               --------------
the sum of Twenty Five Million Eight Hundred Sixty Eight Thousand Dollars ($25,868,000) (the "Purchase Price"), payable as follows: (i) an amount equal to the Debt Pay-Off Amount shall be paid by acquiring the Interests in the LLC subject to the obligation of the LLC to repay the Debt, and (ii) the balance of the Purchase Price (before any adjustments pursuant to Section 10.8 below) shall be paid to the Owners at the Closing in Units. The Purchase Price shall be adjusted and the total number of Units to be delivered to the Owners shall be determined in accordance with Schedule 1 annexed hereto. The Purchase Price shall be further adjusted as provided in Section 10.8 below, but all adjustments under Section 10.8 shall be settled in cash. The Purchase Price shall be allocated (and the Units shall be delivered) 46.383% to CPA4 (the "CPA4 Share") and 53.617% to CPA8 (the "CPA8 Share"). The parties agree that the Purchase Price (after adjustment pursuant to Schedule 1, but before any adjustment pursuant to Section 10.8) will be allocated 5% to the Land, 92% to the Improvements and 3% to the Personal Property.

          Owners hereby subscribe for and agree to accept the issuance of the Units and the terms and conditions of the partnership agreement for the Partnership to be executed at or prior to Closing (the "Partnership Agreement"), including without limitation the power of attorney granted in the Partnership Agreement, and to execute and deliver at the Closing such other documents or instruments as may be required by the REIT under the Partnership Agreement to effect the admission of Owners as limited partners in the Partnership. At the Closing, Owners and the REIT shall execute and deliver the Partnership Agreement (or an amendment thereto) by which Owners are issued their Units and admitted as limited partners to the Partnership (the "Partnership Amendment"). The Partnership Agreement, as amended, shall be substantially similar to the form of the draft Partnership Agreement dated 4/8/96 previously delivered to Owners.

          3.1  Registration Rights. Owners shall have certain rights, after a
               -------------------
one-year "lock-out period", to exchange the Units for shares of the Common Stock and to register the shares with the Securities and Exchange Commission (the "SEC"). Such rights will be set forth in a lock-out agreement (the "Lock-Out Agreement"), an exchange rights agreement (the "Exchange Rights Agreement") and a registration rights agreement (the "Registration Rights Agreement") to be executed by Owners and the REIT at the Closing. The Lock-Out Agreement, Exchange Rights Agreement and Registration Rights Agreement shall be substantially similar to the forms of the draft agreements dated 4/8/96 previously submitted to Owners.

          3.2  Covenants, Representations and Warranties With Respect to Units
               ---------------------------------------------------------------
and Shares. The Partnership hereby covenants, represents and warrants to Owners
- ----------
that, as of the Closing, the following will be true and correct:

          (a) The REIT will have the full legal right, power and authority to enter into the Registration Rights Agreement and the Exchange Rights Agreement and to consummate the transactions contemplated therein. The Registration Rights Agreement and the Exchange Rights Agreement will be duly authorized by all necessary corporate action on the part of and will constitute the valid and binding obligation of the REIT, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement thereof or relating to creditors' rights generally. The Partnership will have the full right, power and authority to enter into the Lock-Out Agreement and its execution will be duly authorized by all necessary partnership action.

          (b) The Partnership Agreement and any Partnership Amendment will constitute valid and binding obligations of the REIT, enforceable in accordance with their terms.

          (c) The Units to be issued to Owners will have been duly and validly authorized and issued, free of any preemptive or similar rights, and be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). As a holder thereof, Owners shall be admitted as limited partners of the Partnership entitled to all of the rights and protections of limited partners under the Delaware Act and the provisions of the Partnership Agreement, with the same rights, preferences and privileges as all existing limited partners on a pari passu basis.

          (d) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery by the Partnership of the Units, the valid authorization, issuance, sale and delivery of any shares of Common Stock that may be issued by the REIT upon any exchange of the Units, and the execution, delivery and performance of the Registration Rights Agreement by the REIT (other than complying with applicable securities laws and regulations), will have been made or obtained and will be full force and effect.

          (e) Neither the issuance or sale and delivery by Partnership of the Units, nor the issuance, sale and delivery by REIT of any shares of Common Stock that may be issued upon any redemption of the Units, nor the execution, delivery and performance of the Registration Rights Agreement, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under the certificate of incorporation or by-laws of the REIT or the certificate of limited partnership or the Partnership Agreement of the Partnership; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the REIT or the Partnership is a party or to which any of them, any of their respective properties or other assets or any hotel is subject; or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties (other than compliance with the securities laws and regulations); or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the REIT or the Partnership.

          (f) There will be no pending or threatened litigation claims, charges, complaints, petitions or unsatisfied orders against the Partnership or the REIT by or before any administrative agency or court which would have a materially adverse impact on the value of the Units or the Shares.

          The foregoing representations and warranties shall be true and accurate on the Closing Date, and the Partnership and the REIT shall execute and deliver to Owners at the Closing a certificate confirming the accuracy of the foregoing representations and warranties.

          3.3  Securities Covenants, Representations and Warranties of Owners.
               --------------------------------------------------------------

          (a) Each of the Owners represents that it has received and reviewed a copy of the draft Registration Statement dated as of April 24, 1996 prepared in connection with the contribution of

Interests to the Partnership hereunder and the draft financial statements for the REIT describing the property and interests which are currently expected to be owned directly or indirectly by the REIT upon consummation of the IPO. Each Owner understands that an investment in the Units involves risks. Each Owner, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in Units, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in Units, (ii) is capable of protecting its own interests or has engaged representatives or advisors to assist it in protecting its interests and
(iii) is capable of bearing the economic risk of such investment including the loss of its entire investment. It is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). If it has retained or retains a person to represent or advise it with respect to its investment in Units, Owners will advise the Partnership of such retention and, at the Partnership's request, Owners shall, prior to or at the Closing, (i) acknowledge in writing such representation and
(ii) cause such representative or advisor to deliver a certificate to the Partnership containing such representations as may be reasonably requested by the Partnership.

          (b) Each of the Owners understands that an investment in the Partnership involves substantial risks. It has been given the opportunity to make a thorough investigation of the proposed activities of the Partnership and has been furnished with materials relating to the Partnership and its proposed activities, including, without limitation, the draft Registration Statement. It has been afforded the opportunity to obtain any additional information requested by it. It has had an opportunity to ask questions of and receive answers from representatives of the Partnership concerning the Partnership and its proposed activities and the terms and conditions of an investment in Units. It has relied and is making its investment decision based upon the draft Registration Statement and other written information provided to Owner by or on behalf of the Partnership.

          (c) The Units to be issued to each of the Owners at the Closing will be acquired by such Owner for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein (whether to the constituent partners of Owners or otherwise; but same shall not be deemed to prohibit transfers of limited partnership interests in CPA 4 and

CPA 8). Such Owner was not formed for the specific purpose of acquiring an interest in the Partnership.

          (d) Each of the Owners acknowledges that (i) the Units to be issued to it at the Closing have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the REIT's and the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Owner contained in this section, (iii) the Units to be issued to it at the Closing may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, and (v) it has no obligation or intention to register such Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement. Each of the Owners hereby acknowledges that it may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Units issued hereunder for an indefinite period of time, although (x) subject to the Lock-Up Agreement and under the terms of the Partnership Agreement and Exchange Rights Agreement, as they will be in effect at the time of the IPO, Units will be exchangeable at the request of the holder thereof at any time after the first anniversary of their issuance for Shares or, at the option of the REIT, cash, and (y) subject to the Lock-Up Agreement, the holder of any such Shares issued upon exchange of Units will be afforded certain rights to have such Shares registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

          (e) The address set forth under each Owner's name in Section 8.2 is the address of such Owner's principal place of business and it has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is located.

          (f) Each of the Owners acknowledges that after Closing of the IPO, it will be provided annually with financial statements of the Partnership including a balance sheet and the related statements of income and retained earnings, changes in financial position and statement of cash flow accompanied by a report of an independent public accountant stating that an audit of such financial statements has been made in accordance with generally accepted accounting principles, stating the opinion of the accountant with respect to the financial statements and the accounting principles and practices reflected therein and with respect to the consistency of the application of the accounting principles, and identifying any matters to which the accountant takes exception and stating, to the extent practicable, the effect of each such exception on such financial statements.

          (g) Each Owner agrees that it will not sell or otherwise transfer the Units unless they are registered under the Federal Securities Act of 1933 (pursuant to the Registration Rights Agreement or otherwise) or unless an exemption from such registration is available. Each Owner represents that it has adequate means of providing for its current needs and possible contingencies, and that it has no need for liquidity of the investment.

          (h) It is understood that all documents, records and books pertaining to the investment have been made available for inspection by Owners' attorney or accountant or offeree representative and Owners, and that the books and records of the Partnership will be available upon reasonable notice, for inspection by Owners at reasonable hours at its principal place of business.

          (i) The foregoing representations and warranties shall be true and accurate as of the Closing Date.

                                   ARTICLE 4
                               TITLE DELIVERIES
                               ----------------

          4.1  Title Commitment. Within twenty (20) days after the execution of
               ----------------
this Agreement, Owners shall obtain and deliver to the Partnership, at Owners' sole cost and expense (subject to the limitations in Section 10.10 below), the following:

          (a) A Commitment for Title Insurance (the "Title Commitment") issued by a title company designated by the Partnership and acceptable to Owners (the "Title Company"), for the most recent form of ALTA Owners' policy (with "Fairway" and non-imputation, zoning and such other endorsements as are customarily available in the region of the Hotel) covering the Land and Improvements, setting forth the current status of the title to the Land and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements, and pursuant to which the Title Company agrees to issue to LLC at Closing an Owner Policy of Title Insurance (the "Title Policy") on the most recent form of ALTA Owners' policy. Owners agree that Chicago Title Insurance Company is acceptable to Owners; and

          (b) A true, complete, legible and, where applicable, recorded copy of all documents and instruments (the "Supporting

Documents") referred to or identified in the Title Commitment, including, but not limited to, all deeds, lien instruments, leases, plats, surveys, reservations, restrictions, and easements.

          4.2  UCC Search. Within twenty (20) days after the execution hereof,
               ----------
Owners shall obtain and deliver to the Partnership, at Owners' sole cost and expense, current written reports (the "UCC Searches") (a) from the Offices of the New York and Louisiana Secretaries of State and the deed recording offices of Jefferson Parish, Louisiana, reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices, said UCC Searches to be made under the names of Owners and under the Tradename used by Owners at the Hotel, (b) of any judgment or tax liens against either of the Owners or the Hotel, and (c) of any bankruptcy filing by or against either of the Owners.

          4.3  Survey. Within twenty (20) days after the execution hereof, the
               ------
Partnership shall obtain from Landmark Surveying, Inc., at Owners' sole cost and expense, an updated ALTA/ACSM survey (the "Survey") of the Land and Improvements made on the ground and certified by a professional land surveyor licensed in the state in which the Hotel is located (the "Surveyor"). The Survey must (i) accurately show the locations of all existing easements, fences, encroachments, conflicts, protrusions, alleys, streets, roads, and rights-of-way on or adjacent to the Land which are visible on the ground or listed in the Title Commitment (with recording information shown if applicable); (ii) accurately show the locations of all existing improvements, monuments, sidewalks, driveways, parking lots and other visible items on the Land; (iii) accurately show all areas designated as being flood prone or subject to special flood hazards or other hazardous conditions according to the most current official maps of the Flood Insurance Administration, the Federal Emergency Management Agency or any other public or semi-public body charged with determining the existence of such conditions which has jurisdiction over the Hotel; (iv) set forth a metes and bounds description of the Land and, if applicable, a description by reference to a recorded plat or map; and (v) contain a certification by the Surveyor in form reasonably acceptable and addressed to LLC, the Partnership, the REIT and the Title Company, indicating that the Survey was made on the ground and accurately shows all the matters required above. If different from the description contained in Exhibit A attached to this Agreement, the legal description of the
             ---------
Land contained in the Survey, once the correctness thereof has been confirmed by Owners, Partnership and the Title Company, shall be substituted for the description of the Land contained in said Exhibit A and this Agreement shall be
                                          ---------
deemed amended by the substitution of the legal description of the Land contained in the Survey as a new Exhibit A without the necessity of the parties
                                 ---------
executing any
additional written amendments to this Agreement. In addition, such description shall be used in the Owner Policy of Title Insurance to be delivered by Owners to Partnership at Closing.

                                   ARTICLE 5
                  HOTEL DOCUMENTS, INSPECTION AND OBJECTIONS
                  ------------------------------------------

          5.1  Hotel Documents. As soon as practicable but in no event later
               ---------------
than twenty (20) days after the execution hereof and to the extent not previously delivered to AGH, Owners, at Owners' sole cost and expense, will deliver to AGH true, correct and complete copies (or where specifically indicated, original counterparts) of the following together with all amendments, modifications, renewals or extensions thereof:

               (i) All Warranties relating to the Hotel or any part thereof which are still in effect;

              (ii)   All Licenses;

             (iii) All agreements relating to the operation of the Hotel (including leases of adjacent land or facilities);

              (iv) All documentation (including the Pension Plans) relating to the terms of employment of any employees of LLC;

               (v)    All of the Plans and Specs;

              (vi)   All Service Contracts;

             (vii) All Leases and all agreements for real estate commissions, brokerage fees, finder's fees or other compensation payable by Owners in connection therewith;

            (viii) To the extent in the possession or control of Owners, all notices received from governmental authorities in connection with the Hotel since January 1, 1994; and

              (ix) A rent roll including for each Lease (1) the name of the Tenant; (2) the portion of Hotel leased; (3) the base rental rate; (4) the amount of prepaid rent; (5) to the extent determinable and in the possession or control of LLC, the amount of each Tenant's security deposit;
     (6) the applicable percentage rental rate, if any, and the means of calculation thereof; (7) the date of the Lease; and (8) the expiration date of the Lease.

AGH, as manager of the Hotel, shall assist Owners in the assembly of the documents referred to in subparagraphs (ii), (iii), (iv), (vi) and (ix).

          5.2  Procedure for Objections. The Partnership shall have until
               ------------------------
twenty-eight (28) days following the completion of all deliveries required by Owners to the Partnership under Sections 4.1, 4.2, 4.3 and 5.1 hereof (the "Document Review Period") to notify Owners in writing of any objections the Partnership may have to matters reflected in or concerning the Title Commitment, the Survey, the UCC Searches or any documents or items delivered by Owners to the Partnership pursuant to those Sections. If the Partnership shall so notify Owners of any objections, Owners may elect to cure such objections within fourteen (14) days from the date on which Owners receives the Partnership's objections. If the Partnership is not reasonably satisfied with the results of any cure efforts by Owners, the Partnership may terminate this Agreement by giving written notice of termination to Owners within ten (10) days after the end of Owners' fourteen (14) day cure period. If the Partnership terminates this Agreement pursuant to this Section, the Earnest Money shall be returned to AGH within five (5) days after any such termination, and neither party shall have any further rights or obligations one to the other. Owners agree to provide any necessary written directions to Escrow Agent to release the Earnest Money to the AGH. Partnership may elect to waive the cure of such objections and to proceed to Closing in lieu of terminating this Agreement.

          5.3  Inspection of Hotel and Environmental Report. Owners shall give
               --------------------------------------------
the agents and representatives of AGH and Partnership full, free access to the Hotel prior to Closing, to inspect the Hotel's physical plant, accounting records, and correspondence. Owners shall give the agents and representatives of AGH and Partnership the right to physically inspect the Hotel and to conduct soil tests and other inspections (the "Inspections") (so long as such Inspections do not unreasonably interfere with the use and occupancy of the Hotel by Owners, by guests or patrons of the Hotel, or by Tenants). The costs and expenses of any investigations by AGH and Partnership shall be borne solely by them. Partnership and AGH shall have the obligation to restore the Hotel to its condition prior to the Inspections, which obligation shall survive any termination of this Agreement. AGH covenants and agrees that the Hotel shall not be damaged or impaired in any way as the result of the Inspections, and hereby agrees to indemnify and hold Owners harmless from and against any claims, causes of action, damages and expenses (including attorneys' fees) to the extent incident to, resulting from or in any way arising out the presence in, on or about the Hotel of AGH or Partnership, or their agents or representatives, or out of any such Inspection. Such indemnity shall survive the Closing or any termination of this Agreement.

          5.4  Feasibility Determination. The underwriter(s) of the IPO shall
               -------------------------
have forty-five (45) days from the date of this Agreement to evaluate the feasibility of the transaction contemplated herein and to review the results of the Inspections under Section 5.3 hereof (the "Feasibility Review Period"). Such underwriter(s), in their sole discretion, shall determine the acceptability of the Hotel and feasibility of the transaction. In the event such underwriter(s) determine that the transaction is unfeasible, AGH may elect to terminate this Agreement, whereupon the Earnest Money (and accrued interest) shall be first paid to reimburse Owners for any out-of-pocket expenses for the Title Commitment, the UCC Searches, the Survey and reasonable legal fees and disbursements of Owners' and Lender's counsel incurred in connection with this transaction, with the balance, if any, to be returned to AGH, whereupon neither party shall have any further rights or obligations one to the other, except for the indemnity set forth in Section 5.3. Owners and AGH agree to provide any necessary written directions to Escrow Agent to release the Earnest Money in accordance with this
Section 5.4.

          5.5  Financial Information. Representatives of the Partnership and
               ---------------------
the REIT shall have access to all financial and other information reasonably available to Owners relating to Owners and the Hotel sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the SEC and to enable them to complete and file the Registration Statement. The foregoing financial information shall include, without limitation, the financial records for each of the five calendar-year periods ending 1991, 1992, 1993, 1994 and 1995 and the information available for 1996. Owners shall also provide to representatives of the Partnership and the REIT a signed representation letter in a form reasonably acceptable to Owners.

          5.6  Termination Right of Owners. Owners shall have the right to
               ---------------------------
terminate this Agreement by notice of such termination to the Partnership if the Closing has not occurred by October 1, 1996 (the "Termination Date"), whereupon the Owners shall be released from all obligations hereunder.

                                   ARTICLE 6
                             PERMITTED EXCEPTIONS
                             --------------------

          6.1  Permitted Exceptions. Any title exceptions to which the
               --------------------
Partnership does not object in accordance with Section 5.2 and any title exceptions to which the Partnership objects that are not cured and which the Partnership is deemed to have accepted and approved in accordance with Section
5.2 shall be herein referred to as the "Permitted Exceptions." The Security Documents shall be included as Permitted Exceptions, provided that the Security Documents are amended as provided in Section 9.1.

                                   ARTICLE 7
                              OPERATION OF HOTEL
                              ------------------

          7.1  Interim Operation. Owners hereby covenant and agree that between
               -----------------
the date of this Agreement and the Closing Date, Owners shall (or shall cause LLC to):

          (a) Operate, manage, and maintain the Hotel consistent with Owners' prior practice and as a reasonable and prudent hotel operator would operate, manage, and maintain the Hotel, including, without limitation, (i) using reasonable efforts to keep available the services of the present employees at the Improvements and to preserve its relations with guests, suppliers and other parties doing business with Owners with respect to the Hotel, (ii) accepting booking contracts for the use of the Hotel facilities on terms not less favorable than the terms typically arranged by Owners as of the date of this Agreement and retaining such bookings, (iii) maintaining the current level of advertising and other promotional activities for Hotel facilities, and (iv) remaining in substantial compliance with all current license and franchise agreements;

          (b)  Not commit waste of any portion of the Hotel;

          (c) Keep and maintain the Hotel in a good state of repair and condition, reasonable and ordinary wear and tear excepted;

          (d) Keep, observe, and perform all its obligations under the Leases, FF&E Leases, the Service Contracts, the Security Documents and all other applicable contractual arrangements relating to the Hotel;

          (e) Not enter into any new Leases or amendments, modifications, renewals or extensions of any existing Leases without AGH's prior written consent, except that Owners shall not be required to obtain AGH's consent to any renewal or extension specifically permitted under the terms of an existing Lease or on terms at least as favorable to Owners as set forth in such existing agreement, provided that any such renewal or extension shall not exceed a term of six (6) months without AGH's prior written consent, such consent not to be unreasonably withheld or delayed;

          (f) Not amend, modify, renew or extend any of the FF&E Leases or Service Contracts or enter into any new contractual relationships with any party to provide services or goods to the Hotel without the Partnership's prior written consent;

          (g) Timely make all repairs, maintenance, and replacements to keep the Hotel and all FF&E in good operating condition, and not cause or permit the removal of FF&E from the

Hotel except for the purpose of discarding worn and valueless items;

          (h) Keep merchandise, supplies, inventory and Other Personalty adequately stocked, consistent with good business practice, as if the conveyance of the Hotel hereunder were not to occur, including without limitation, maintaining linens and bath towels for at least three (3) turns for all 305 rooms of the Hotel;

          (i) Not grant any bonus, free rent, rebate or other concession to any present or future Tenant, without AGH's prior written consent;

          (j) Advise AGH promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Hotel which is instituted or threatened after the date of this Agreement or if any representation or warranty contained in this Agreement shall become false;

          (k) Not take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of Owners contained in this Agreement;

          (l) Comply with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Hotel;

          (m) Not sell or assign, or enter into any agreement to sell or assign, or create or permit to exist any lien or encumbrance (other than a Permitted Encumbrance) on, the Hotel or any portion thereof;

          (n) Not allow any permit, receipt, license, franchise or right currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to expire, be cancelled or otherwise terminated;

          (o) Not cancel any existing Guest Booking or new Guest Booking obtained by Owners or LLC after the date of this Agreement;

          (p) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Hotel or any part thereof prior to the date on which the payment thereof is due;

          (q) Maintain in full force and effect the present policies and level of insurance with respect to the Hotel until the Closing Date; and

          (r) Not amend or modify any of the Security Documents, except to the extent expressly permitted or required hereunder.

          7.2  Notices of Violation. Owners hereby covenant and agree that all
               --------------------
notices of violation of federal, state or municipal laws, ordinances, orders, regulations or requirements ("Notices of Violation") issued by, or filed by, or served by, any governmental agency having jurisdiction over the Hotel against or affecting the Hotel on or before the Closing Date of which Owners have actual knowledge shall be promptly disclosed to AGH and Partnership.

          7.3  Compliance Under Management Agreement. AGH hereby covenants and
               -------------------------------------
agrees that to the extent any of the Owners' covenants and agreements under Sections 7.1 and 7.2 are within the scope to its duties and obligations as manager of the Hotel, AGH shall be responsible for their compliance.

                                   ARTICLE 8
                         REPRESENTATIONS AND COVENANTS
                         -----------------------------

          8.1  Representations by Partnership. The Partnership represents and
               ------------------------------
warrants unto Owners that each and every one of the following statements are true, correct and complete and will be true, correct and complete as of the Closing Date:

          (a) The Partnership is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to assume and perform all of its obligations under this Agreement; the performance by Partnership of its obligations under this Agreement will require no further action or approval of Partnership's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Partnership, however such performance will require consummation of the IPO and compliance with the securities laws in connection therewith.

          (b) Partnership will not be a foreign partnership (as that term is defined in the Internal Revenue Code and income tax regulations).

          (c) The performance of, or compliance with, this Agreement by Partnership will not result in any violation of, or default under, or result in the acceleration of, any obligation under the Partnership Agreement or any existing mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Partnership.

          (d) The REIT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

          (e) The REIT will not be a foreign corporation (as that term is defined in the Internal Revenue Code and income tax regulations).

          8.2  Representations by Owners. Owners hereby represent and warrant
               -------------------------
unto the Partnership that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date; provided, however, CPA4's representations with respect to CPA4 are limited to CPA4, and CPA8's representations with respect to CPA8 are limited to CPA8:

          (a) CPA4 is a limited partnership duly organized and validly existing under the laws of the State of California and is duly qualified to do business in the State of Louisiana. CPA8 is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business in the State of Louisiana. Each of the Owners has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by each of the Owners of its obligations under this Agreement require no further action or approval of such Owner's partners or of the shareholders or directors of any corporate partner, or of any other individuals or entities in order to constitute this Agreement a binding and enforceable obligation of Owners. Each Owner has obtained each and every consent, approval, permit or order of, and has made each and every filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision required to be obtained or made in connection with: (A) its execution, deliver and performance of this Agreement and (B) its consummation of the transactions contemplated hereby. The general partners of Owners have full power and authority to execute this Agreement on behalf of Owners without consent of any limited partner in Owner. This Agreement is the legal, valid and binding obligation of each Owner, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement thereof or relating to creditors' rights generally.

          (b) Neither Owner is a foreign partnership (as that term is defined in the Internal Revenue Code and Income tax regulations).

          (c) Neither the entry into nor the performance of, or compliance with, this Agreement by Owners has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the articles of incorporation of Owners, or any existing mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Owners or LLC or to the Hotel.

          (d) Upon consummation of the assignments contemplated by this Agreement, the Partnership (or its designee) will acquire good and valid title to 100% of the legal and beneficial interests in LLC, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind.

          (e) At Closing, LLC will be a limited partnership or limited liability company, duly formed and validly existing with full power and authority to own and operate the Hotel. The documents pursuant to which LLC will be organized and governed, including all certificates of partnership and agreements of partnership and operating agreements (collectively, "Formation Documents") will be in form reasonably acceptable to the parties, and will be in full force and effect.

          (f) Except us set forth in the next succeeding sentence, no party has any right or option to acquire the Interests or the Hotel or any portion thereof, other than AGH and Partnership under this Agreement. Each Owner has a right of first refusal with respect to the other, which rights, by execution of this Agreement, they hereby waive as they apply to this transaction.

          (g) Neither LLC nor either Owner (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statue of the United States or any jurisdiction and, to the knowledge of the Owners, no such petition has been filed against LLC or either Owner.

          (h)  To the best of Owners' knowledge and belief, there are no:

               (i) pending arbitration proceedings or unsatisfied arbitration awards, or judicial orders respecting awards, with respect to the Hotel;

               (ii) pending unfair labor practice charges or complaints, unsatisfied unfair labor practice or judicial proceedings or orders with respect thereto, with respect to the Hotel;

               (iii) pending charges or complaints with or by the city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders, with respect to the Hotel; or

               (iv) other pending, or threatened or actual litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court which affect the Hotel, except as set forth on Exhibit M annexed hereto (collectively, the "Pending Claims").
        ---------

          (i)  Annexed hereto as Exhibit D is a list of all of the security
                                 ---------
documents ("Security Documents") evidencing and/or securing the debt owed to Finova (the "Lender") secured by a mortgage on the Hotel (the "Debt"), and there have been no modifications or amendments thereto except as set forth in said Exhibit D or as otherwise expressly permitted or required in this Agreement.
- ---------
The outstanding principal balance due on the Debt is approximately $7,365,000 and, to the best of Owner's knowledge, there are no outstanding material defaults under any of the Security Documents.

          (j)  Exhibit E is a true, correct and complete list of all Leases in
               ---------
effect and that the Leases to be delivered to the Partnership hereunder are and will be true, complete and correct copies of such Leases (including, without limitation, all amendments, modifications, renewals, and extensions thereof) and that there are and will be no other written or oral agreements binding on the Partnership with any tenant, licensees, franchisees, concessionaires or other persons or entities (collectively, "Tenants", and individually, "Tenant") or any guarantors of the Tenants' obligations relating to their use or occupancy other than those permitted under Section 7.1(e) of this Agreement. The term Tenant shall refer only to tenants under Leases. To the extent that there may be any discrepancy between any Lease and its identification or description in the Exhibit of Leases, the Lease itself shall control. Owners represent that except as disclosed on the Exhibit of Leases, no tenant has made any claim of default on the part of the landlord nor any right of offset.

          (k) The insurance covering the Hotel is listed in the insurance schedule annexed hereto as Exhibit F. Each of said policies is in full force
                           ---------
and effect. No notice has been received by Owners or LLC from the insurance company which issued any of such policies stating that any of such policies is not in full force and effect, will not be renewed or will be renewed only at a higher premium rate than is presently payable therefor.

          (l) The Service Contracts are in full force and effect and there are no defaults thereunder by any party thereto and all amounts now due thereunder have been paid.

          (m) All FF&E (other than that covered by the FF&E Leases) and Other Personalty included in this sale has been fully paid for and is owned by Owners or LLC free and clear of all liens and encumbrances, except for the Permitted Encumbrances.

          (n)  A list of the Licenses is annexed hereto as Exhibit G. No
                                                           ---------
default has occurred in the due observance of any condition to any license, permit or certificate relating to the Hotel.

          (o) Owners have no knowledge of any pending or threatened condemnation affecting any of the Hotel or of any improvement liens or special assessments to be made against the Hotel by any governmental authority.

          (p) The FF&E Leases are in full force and effect and there are no defaults thereunder, nor have there occurred any events which with the passage of time or the giving of notice or both would constitute a default thereunder.

          (q)  Except as set forth in Exhibit H, neither Owners nor LLC have
                                      ---------
received any notice of any violation of law or municipal ordinance, order or requirement noted in or issued by any governmental entity asserting jurisdiction against or affecting the Hotel which have not been corrected.

          (r) The only Warranties still in effect for any portion of the Hotel are described on Exhibit I.
                 ---------

          (s) The principal place of business of each Owner for purposes of the UCC searches is New York County, New York.

          (t)  [Intentionally Omitted]

          (u) As of Closing, LLC will have no liabilities except (i) real estate taxes or assessments not yet due and payable and adjusted for to the extent of periods prior to Closing, (ii) obligations under the Security Documents, (iii) obligations arising under Leases, FF&E Leases and Service Contracts permitted under this Agreement, and under insurance policies and utilities for periods prior to Closing and adjusted at Closing, (iv) obligations under Leases, FF&E Leases and Service Contracts attributable to any period after Closing, (v) obligations arising in connection with contracts and other agreements to be entered into in the ordinary course of business which are not in contravention of this Agreement, and (vi) other liabilities specifically identified in this Section and the Exhibits attached hereto for periods prior to Closing and to be adjusted at Closing.

          (v) For the purpose of this Section 8.2(v), the term "Hazardous Substances" shall mean substances defined as a "hazardous waste," "hazardous substance," "toxic substance" or any word of similar import under any Environmental Laws, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, explosives, radioactive materials, dioxins, or urea formaldehyde insulation. As used herein, "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S) 9601, et seq., the Resource Conservation and
                                     -- ---
Recovery Act, 42 U.S.C. (S) 6901, et seq., the Clean Air Act, 42 U.S.C. (S)
                                  -- ---
7401, et seq., the Clean Water Act, 33 U.S.C. (S) 1251, et seq., the Toxic
      -- ---                                            -- ---
Substance Control Act, 15 U.S.C. (S) 2601, et seq., and the Occupational Safety
                                           -- ---
and Health Act, 29 U.S.C. (S) 651, et seq., as any of the preceding have been
                                   -- ---
amended prior to the date hereof, and any other federal, state, or local law, ordinance, regulation, rule, order, decision or permit relating to the protection of the environment or of human health from environmental effects of Hazardous Substances and which are applicable to the Hotel.

          (w) To the Owners' knowledge, and except for those conditions specifically described in the environmental reports which are listed on Exhibit
                                                                        -------
K (the "Environmental Reports"), and without independent investigation other
- -
than the Environmental Reports, (i) no Hazardous Substances have been spilled or released in, on or under the Hotel so as to impose liability or require remediation under any Environmental Law and (ii) no liability under or violation of any Environmental Laws or condition that could give rise to such liability or violation exists with respect to the Hotel, including without limitation liabilities relating to offsite disposal of waste in connection with the Hotel, except in each case for remediation obligations, liabilities or violations that would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of Owners, LLC or the Hotel. To Owners' knowledge, there are no other environmental reports relating to the Hotel currently in the possession of Owners or LLC.

          (x)  Owners have no employees with respect to the Hotel.

          (y) New Orleans License Corp. is a Louisiana corporation and has no obligations, debts or liabilities of any kind and 100% of all of the issued and outstanding stock thereof is owned by Owners.

          Each of the foregoing representations and warranties shall be deemed remade at and as of the Closing and the representations shall survive the Closing for the period of one year.

          8.3  [Intentionally Omitted].

          8.4  [Intentionally Omitted].

          8.5  Liquor License. Owners shall cooperate with the efforts of LLC
               --------------
as well as the Partnership or its lessee or management company in obtaining new liquor licenses or permits for the Hotel to the extent required. If such licenses or permits have not been obtained prior to Closing, LLC may continue to operate under existing licenses or permits to the extent permitted by law until new ones are obtained provided LLC or its lessee or management company shall indemnify Owners from any liabilities arising after the Closing with respect to the liquor operations of the Hotel. The Partnership, on behalf of LLC or its management company, shall use reasonable efforts to obtain the necessary licenses and permits as soon as practicable after Closing.

                                   ARTICLE 9
                      CONDITIONS PRECEDENT TO THE CLOSING
                      -----------------------------------

     In addition to any other conditions set forth in this Agreement, the obligations of the Partnership and Owners to consummate the Closing are subject to the timely satisfaction of the respective conditions and requirements set forth in this Article 9, which shall be conditions precedent to the respective party's obligations under this Agreement.

          9.1  Conditions to Obligations of the Partnership.
               --------------------------------------------

          (a)  Owners' Obligations. Owners shall have performed all material
               -------------------
obligations of Owners hereunder which are to be performed at or prior to Closing.

          (b)  Owners' Representations and Warranties. Owners' representations
               --------------------------------------
and warranties set forth in this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

          (c)  Title Policy. Partnership shall have received or have an
               ------------
irrevocable right to receive the Title Policy issued by the Title Company to LLC insuring good and indefeasible fee simple title to the Land and Improvements, subject only to the Permitted Exceptions, in an amount equal to the portion of the Purchase Price allocable to the Land and the Improvements, with "Fairway," non-imputation and zoning endorsements and such other endorsements as are customarily available in the region of the Hotel.

          (d)  Consent of Lender. Lender shall have agreed in writing to (i)
               -----------------
consent to the conveyance of the Hotel to LLC subject to the Debt, (ii) enter into an agreement with the Owners and LLC pursuant to which the LLC will assume the borrower's obligations under the Security Documents, (iii) consent to the transfer of the Interests to the Partnership, (iv) amend the Security Documents, or waive any conflicting provisions of the Security Documents, to permit prepayment of the Debt at any time on only one (1) day's prior facsimile notice in connection with the transactions described herein, and (v) deliver the Estoppel Certificate described in Section 10.3 below (the "Lender Consent"). It shall be acceptable to all parties if the Security Documents are further amended to give Lender the right to accelerate the maturity of the Debt on one (1) days' prior facsimile notice to LLC following the transfer of the Interests. It is understood and agreed that the Partnership shall have the responsibility for the satisfaction of any "credit underwriting" or "document approval" conditions that the Lender may insist upon as a precondition to the issuance or the effectiveness of its consent.

          (e)  Required Deliveries. The Owners shall have made all required
               -------------------
deliveries under Section 10.3.

          (f)  No Injunction. There is no injunction, judgment, order, action or
               -------------
proceeding which would prevent or limit the consummation of this transaction.

          (g)  Consents and Opinions. There shall be delivered to the
               ---------------------
Partnership, from Owners or Owners' counsel, such consents and legal opinions as are reasonably and customarily required by counsel to the Partnership or counsel to the underwriter(s) of the IPO regarding this Agreement, to the effect that the Agreement and each of the other documents executed and delivered by Owners have been duly authorized, executed and delivered by each of the Owners.

          (h)  Consent of Franchisor. Holiday Inns, Inc. shall have agreed to
               ---------------------
the conveyance of the Hotel to LLC and the subsequent transfer of the Interests to the Partnership subject to the existing license agreement, or to the issuance of a new license agreement to LLC, without in either event the payment by Owners of any transfer or termination fee, other than the payment of all royalties, reservation fees, marketing fees and other similar fees payable to the licensor under the terms of the existing license agreement to and including the date of the transfer or termination (the "Franchisor Consent"). AGH shall have the obligation of obtaining the Franchisor Consent. In the event it is not obtained and, solely as a result thereof, the transfer of the Interests fails to close, the Earnest Money shall be applied in the same manner as provided in Section 5.4 hereof.

          9.2  Conditions to Owners' Obligations.
               ---------------------------------

          (a)  AGH's and Partnership's Obligations. AGH and Partnership shall
               -----------------------------------
have performed all of their material obligations hereunder which are to be performed at or prior to Closing.

          (b)  Representations and Warranties by the Partnership. The
               -------------------------------------------------
representations and warranties by the Partnership set forth in this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

          (c)  Consent of Lender. The Lender Consent shall have been obtained.
               -----------------

          (d)  Required Deliveries. The Partnership shall have made all required
               -------------------
deliveries under Section 10.4.

          (e)  No Injunction. There is no injunction, judgment, order, action or
               -------------
proceeding which would prevent the consummation of this transaction.

          (f)  Consents and Opinions. There shall be delivered to Owners, from
               ---------------------
the Partnership or Partnership's counsel, such consent and legal opinions as are reasonably required by counsel to the Owners to the effect that this Agreement and each of the other documents executed and delivered by the Partnership and AGH have been duly authorized, executed and delivered by the Partnership and AGH.

          (g)  IPO. The IPO shall have been consummated before the Termination
               ---
Date.

          (h)  Consent of Franchisor. The Franchisor Consent shall have been
               ---------------------
obtained.

                                  ARTICLE 10
                         CLOSING AND CLOSING DOCUMENTS
                         -----------------------------

          10.1  Closing. The closing (the "Closing") shall occur at the offices
                -------
of the Partnership's attorney or the attorneys for the lead underwriter of the IPO on a date (the "Closing Date") to be specified by notice from the Partnership to the Owners, such date to be not later than the Termination Date (defined below). The Closing shall take place concurrently with the consummation of the IPO or not later than five (5) business days thereafter, at the Partnership's election but in any event no later than the Termination Date. As used in this Section 10.1, the term "Termination Date" shall mean July 1, 1996; provided however, that if AGH or the Partnership delivers to Escrow Agent the Additional Earnest Money in the sums set forth below on or before the dates set forth below, the Termination Date shall be extended as follows:

  Amount of Additional    On or before:         Termination Date
     Earnest Money:                             extended to:
        $50,000           June 30, 1996         August 1, 1996
        $50,000           July 31, 1996         September 1, 1996
        $50,000           August 31, 1996       October 1, 1996

          10.2  Escrow. It is anticipated that the Closing and the consummation
                ------
of the IPO shall occur simultaneously or substantially simultaneously. To effect the Closing, at such time as AGH reasonably anticipates the completion of the IPO to occur, AGH or the Partnership shall have the right to send notice to the Owners requesting that all parties endeavor in good faith to (a) enter into a mutually satisfactory escrow agreement with a mutually satisfactory escrow agent pursuant to which the Closing shall occur on the Closing Date through an escrow-style closing and (b) prior to the Closing Date, place in escrow with said escrow agent pursuant to said escrow agreement (i) the documents to be delivered pursuant to this Section 10.2 and (ii) the proration funds estimated pursuant to
Section 10.11.

          10.3  Owners' Deliveries. At the Closing and at Owners' sole cost and
                ------------------
expense, Owners shall deliver the following to the Partnership:

          (a)  Assignments. Assignments of the Interests (the "Assignments") in
               -----------
a form reasonably acceptable to the Owners and the Partnership conveying the Interests free and clear of any liens encumbrances security interests, prior assignments or conveyances and original, executed counterparts of the Formation Documents, together with all seals, books, minutes, records and other partnership or corporate documents and records pertaining to the LLC;

          (b)  Registration Rights, Lock-Up, Exchange Rights and Pledge
               --------------------------------------------------------
Agreements. The Registration Rights Agreement, the Lock-Up Agreement, the
- ----------
Exchange Rights Agreement and the Pledge Agreement, duly executed by Owners;

          (c)  FIRPTA Affidavit. An affidavit from Owners in form and substance
               ----------------
acceptable to Partnership, as required by Section 1445 of the Internal Revenue Code, specifying (i) that Owners are not foreign partnerships (as defined in the Internal Revenue Code and Income tax regulations), (ii) Owners' taxable identification numbers, (iii) Owners' office addresses, and (iv) such other matters as Partnership may reasonably require in order to satisfy itself that no withholding is required under Section 1445 of the Internal Revenue Code including an indemnity against any claim for taxes which should have been withheld;

          (d)  Authority Documents. The consents and/or legal opinions referred
               -------------------
to in Section 9.1(g).

          (e)  Title Policy. The Title Policy.
               ------------

          (f)  Partnership Documents. The Partnership Amendment duly executed by
               ---------------------
Owners, which shall evidence the admission of Owners as limited partners in the Partnership and contain an acceptance of the terms and conditions of the Partnership Agreement, and such other documents or instruments as REIT may require for the issuance of the Units to Owners and the admission of Owners as limited partners in the Partnership;

          (g)  Termination of Agreements. Evidence satisfactory to Partnership
               -------------------------
in its sole discretion that the management agreement between Owners and AGH and any other agreements that AGH objected to pursuant to Section 5.2 and which Owners agreed to terminate have been terminated on or prior to the Closing Date. By its execution of this Agreement, AGH hereby agrees to the termination of the existing management agreement with Owners effective as of the Closing Date without the payment of any termination fee, but subject to the payment and proration of all other fees and expenses as provided therein. Owners agree to leave in the operating accounts sufficient funds to cover outstanding accounts payable and other liabilities of the Owners with respect to the Hotel up to the Closing Date;

          (h)  Closing Certificate. A certificate duly executed by Owners dated
               -------------------
as of the Closing Date to the effect that all of the representations and warranties herein of Owners are true and correct as of the Closing;

          (i)  Plans, Keys and Records. To the extent not previously delivered
               -----------------------
to and in the possession of Partnership, all Plans and Specs, all keys for the Hotel (which keys shall be properly tagged for identification), all Records, and all Licenses;

          (j)  Title Affidavits. Any affidavits as to judgments and other
               ----------------
matters reasonably required by the Title Company in connection with the issuance of the Title Policy; and

          (k)  Assignment of Stock. An assignment of all of the issued and
               -------------------
outstanding shares of stock of New Orleans License Corp., a Louisiana corporation, and all minute books, records, corporate seals and other items relating thereto.

          (l)  Lender Consent and Estoppel Certificate. The Lender Consent
               ---------------------------------------
referred to in Section 9.1 above, together with a certificate dated not more than two (2) days prior to the Closing Date stating (a) the outstanding principal balance of the Debt, accrued interest, applicable prepayment premium and any other sums due in connection with the prepayment of the Debt (the "Debt Pay-Off Amount") at any time during the next five (5) days (including wiring instructions), (b) that the Debt is in good standing and that there are no defaults under any of the Security Documents, and (c) the amount of any reserves or escrows held by Lender, if any (the "Estoppel Certificate").

          On the Closing Date, Owners shall cause to be delivered to Partnership possession of the Hotel free and clear of all tenancies of every kind and parties in possession, except for the Tenants under Leases and guests in the Hotel, and with all parts of the Hotel (including, without limitation, the Improvements and FF&E) in substantially the same condition as the same were on the date Of this Agreement, normal wear and tear only excepted, and subject to the provisions of Article 11.

          10.4  Deliveries by Partnership and REIT. At the Closing and at the
                ----------------------------------
sole cost and expense of Partnership and REIT, Partnership and REIT shall deliver the following to Owners:

          (a)  Partnership Amendment. The Partnership Amendment duly executed by
               ---------------------
REIT reflecting the issuance of the Units to Owners;

          (b)  Registration Rights, Lock-Up and Exchange Agreements. The
               ----------------------------------------------------
Registration Rights Agreement, Lock-Up Agreement and Exchange Agreement duly executed by the Partnership and/or the REIT, as appropriate;

          (c)  Authority Documents. The consents and/or legal opinions referred
               -------------------
to in Section 9.2(f);

          (d)  Closing Certificate. Certificates duly executed by Partnership to
               -------------------
the effect that all of the representations and warranties herein of the Partnership are true and correct as of the Closing; and

          (e)  Franchisor Consent. The Franchisor Consent.
               ------------------

          10.5  Amendment of Formation Documents. Simultaneously with the
                --------------------------------
delivery of the Assignments, Owners, the Partnership and any designee of the Partnership will execute amendments to the Formation Documents in form and substance satisfactory to the Partnership to reflect the withdrawal of Owners and the substitution of the Partnership and its designee in their stead, and containing such other provisions as the Partnership shall determine.

          10.6  Concurrent Transactions. All documents or other deliveries
                -----------------------
required to be made by the Partnership, the REIT, Owners and LLC at or prior to Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by the Partnership, the REIT, Owners and LLC shall have been made, and all concurrent or other transactions shall have been consummated.

          10.7  Further Assurances. Owners and the Partnership, at any time
                ------------------
after Closing, upon request of either party, will execute (or cause any appropriate entity to execute and to use reasonable efforts to cause such parties to execute) such additional instruments, documents or certificates as either party deems reasonably necessary in order to effect the transactions contemplated hereby.

          10.8  Prorations and Adjustments. It is the parties' intention that
                --------------------------
the prorations and adjustments conform in substance to those that would be made in a sale of real property as set forth herein. All such prorations shall be netted against each other and the net amount shall be paid in cash to Owners or to the Partnership, as the case may be, by the wire transfer of federal funds on the Closing Date. At Closing, the following items of revenue and expense shall be prorated as of 12:01 A.M. on the Closing Date.

          (a)  Hotel Taxes. Real estate taxes, personal property or use taxes
               -----------
and sewer rents, on the basis of the best available estimates for such taxes and rents that will be due and payable on the Hotel for the calendar year in which the Closing occurs;

          (b)  Operating Costs. All utility costs and expenses and other costs
               ---------------
and expenses of operating the Hotel which are reasonably capable of proration, including, but not limited to, all salaries, compensation, sick pay, vacation pay and other accrued benefits of the Hotel employees and other expenses which are charged to the Owners under the terms of the existing management agreement with AGH;

          (c)  Service Contracts and FF&E Leases. Amounts paid or payable under
               ---------------------------------
the Service Contracts and FF&E Leases;

          (d)  Lease Rents. Rents and other revenues under Leases;
               -----------

          (e)  Cash. All sums on deposit in the Owners' operating and
               ----
replacement reserve accounts (less reasonable reserves for outstanding checks, accounts payable and other pre-

Closing liabilities of Owners) shall be transferred to and purchased by the Partnership, for which the Partnership shall pay the Owners cash in an amount equal to the aggregate amount so transferred;

          (f)  Revenues. Guest, convention, room, food, beverage, and all other
               --------
charges and revenues for services rendered and the operation of all departments of the Hotel, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Hotel and any other revenues, as and when collected, provided, however, that food, room service and restaurant revenue shall be read, measured (and tapes preserved) and apportioned as of 2:00 a.m. on the Closing Date. The final night's room revenue (revenue from rooms occupied on the evening preceding the Closing Date) less a sum equal to all room maid services with respect thereto shall be the property of Owners. Except as provided in Section 10.8(e) above, all cash, checks, and other funds, and all other notes, security and other evidence of indebtedness located at the Hotel as of 2:00 a.m. on the Closing Date and balances on deposit to the credit of the Owners with banking institutions are and shall remain the property of the Owners and are not included in this sale (except for the guest (tray) ledger for guests staying in the Hotel on the Closing Date which will be paid for by the Partnership);

          (g)  Miscellaneous. Fees and expenses for music, entertainment, trade
               -------------
association dues, trade, newspaper and other periodical subscriptions, coin machine income, and washroom and checkroom income;

          (h)  Deposits. The Partnership will be credited in an amount equal to
               --------
the sum of all Deposits not transferred and delivered to Partnership at the Closing; and

          (i)  Current Assets and Liabilities. If, after the prorations to be
               ------------------------------
made pursuant to the preceding subparagraphs, (x) the sum of all cash and cash equivalents, investments, accounts receivable, prepaid expenses and deposits and other assets generally recognized as current assets owned by Owners, exceeds or is less than (y) the sum of all accounts payable, accrued real estate taxes, accrued interest, other accrued expenses and other liabilities generally recognized as current liabilities owed by Owners, the net cash prorations under this Section 10.8 shall be increased or decreased, as the case may be, by such excess or deficiency; provided, however, that Owners shall remain responsible for the payment of all accounts payable and other pre-Closing liabilities of Owners relating exclusively to periods prior to the Closing Date and Owners shall be entitled to receive all accounts receivable relating exclusively to such period, and no prorations shall be made with respect thereto.

          10.9  Sales Tax. All sales, use and occupancy taxes, if any, due or
                ---------
to become due in connection with revenues received from the Hotel prior to the Closing Date will be paid by Owners. All sales, use and other transfer taxes, if any, payable as a result of the conveyance of the Interests to Partnership will be paid by Owners. Owner shall be entitled to received any rebates or refunds on taxes paid by LLC prior to the Closing.

          10.10  Document Recordation and Transfer Costs. Owners and
                 ---------------------------------------
Partnership shall bear equally the escrow fee and other charges payable to the Title Company, except that the premium payable to the Title Company for the Title Policy (and the cost of the "Fairway", non-imputation and zoning endorsements and any other endorsements that are available for a nominal fee) shall be paid by Owners up to the amount of $37,250, with any portion of the premium in excess of that amount to be paid by the Partnership. Owners shall also pay any costs of the Survey and any costs or transfer taxes in conjunction with the conveyance of the Hotel to LLC. The cost of preparing or obtaining documents to be delivered by Partnership to Owners pursuant to this Agreement shall be paid by Partnership. The cost of preparing or obtaining documents to be delivered by Owners to Partnership pursuant to this Agreement shall be paid by Owners.

          10.11  Reconciliation and Final Payment. Prior to Closing, Owners and
                 --------------------------------
Partnership shall reasonably cooperate to make a preliminary determination of the prorations required hereunder, and at Closing all such adjustments and prorations shall be based on those estimated numbers. Owners and Partnership shall reasonably cooperate after Closing to make a final determination of the prorations required hereunder. Upon the final reconciliation of the prorations under this Article, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

                                  ARTICLE 11
                           CASUALTY AND CONDEMNATION
                           -------------------------

          11.1  Risk of Loss Notice. In the event that (a) any loss or damage
                -------------------
to the Hotel shall occur prior to the Closing Date as a result of fire or other casualty, or (b) Owners receive notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting the Hotel, Owners shall give the Partnership immediate written notice of such loss, damage or condemnation proceeding.

          11.2  Partnership's Termination Right. If, prior to Closing and the
                -------------------------------
delivery of possession of the Hotel in accordance with this Agreement, (a) any condemnation proceeding shall be pending against any portion of the Hotel or (b) there is any substantial loss or damage to the Hotel, the Partnership shall have the option to terminate this Agreement provided it delivers written notice to Owners of its election so to terminate this Agreement within thirty (30) days after the date Owners have delivered to AGH written notice of any such loss, damage or condemnation, and in such event all Earnest Money shall be delivered to AGH and thereafter no party shall have further obligation or liability to the other under this Agreement. "Substantial" condemnation or loss shall mean a condemnation or loss in excess of $100,000 in value.

          11.3  Procedure for Closing. If, after a substantial loss or damage
                ---------------------
or substantial condemnation, Partnership shall not timely elect (within 30 days after the occurrence of the damage) to terminate this Agreement, or if the loss or condemnation is not substantial, Owners agree to pay to Partnership at the Closing all insurance proceeds or condemnation awards which Owners or LLC have received as a result of the same plus an amount equal to the insurance deductible, if any, and assign to Partnership all insurance proceeds and condemnation awards payable as a result of the same in which event the Closing shall occur without Owners or LLC replacing or repairing such damage.

                                  ARTICLE 12
                             DEFAULT AND REMEDIES
                             --------------------

          12.1  Default by Partnership or REIT. If, at or prior to Closing (i)
                ------------------------------
the Partnership refuses or fails to consummate the transactions contemplated by this Agreement for any reason (including an election not to close because the IPO is not consummated) other than termination hereof pursuant to a right granted to the Partnership hereunder to do so, a failure of a condition to the obligations of the Partnership to consummate such transactions, or a default by Owners, or (ii) any representation or warranty made by or on behalf of the Partnership herein shall have been materially incorrect when made or shall become incorrect in any material respect, or (iii) the Partnership shall otherwise fail in any material respect to perform any of its material obligations as and when required hereunder, then Owners shall give AGH and the Escrow Agent written notice specifying the nature of the default, and the Partnership shall have thirty (30) days from receipt of Owners' notice within which to cure the specified default; provided, however, if at the end of said thirty (30) day period the Partnership is diligently pursuing the cure of the default but the default has not been cured, the Partnership shall have an additional period not to exceed thirty (30) days within which to complete the cure of the default. If at the end of the initial thirty (30) or, if applicable, additional thirty (30) day period, the default is not still cured, Owners as their sole and exclusive remedy, shall have the right to terminate this

Agreement by giving AGH and Escrow Agent written notice thereof, in which event neither party shall have further rights, duties or obligations hereunder (except to the extent this Agreement specifically provides for the survival of certain obligations of Partnership) and Owners shall be entitled to receive the Earnest Money (together with all interest earned thereon), as liquidated damages (Owners, AGH and the Partnership hereby acknowledging that the amount of damages resulting from breach of this Agreement by AGH or the Partnership would be difficult or impossible to accurately ascertain), and AGH shall instruct Escrow Agent to immediately deliver the Earnest Money to Owners (together with all interest earned thereon). Notwithstanding the foregoing, in the event of any default by the Partnership under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof or if Owners shall discover after Closing that any warranty or representation made by the Partnership herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Owners shall have any and all rights and remedies available at law or in equity by reason of such default. If the Partnership terminates this Agreement pursuant to a right granted to the Partnership hereunder to do so, then none of the parties shall have any further rights, duties or obligations hereunder (except to the extent this Agreement specifically provides for the survival of certain obligations of the Partnership), and Owners shall instruct Escrow Agent to return the Earnest Money (together with all interest earned thereon) to AGH.

          12.2  Owners' Default. If Owners (i) refuse or fail to consummate the
                ---------------
transactions contemplated by this Agreement, or (ii) otherwise wrongfully fail to perform any of their obligations or agreements hereunder, either prior to or at Closing, for any reason other than termination hereof pursuant to a right granted to Owners hereunder to do so, a failure of condition to the obligation of Owners to consummate such transactions or a default by AGH, the Partnership or the REIT then the Partnership shall give Owners and Escrow Agent written notice specifying the nature of the default, and Owners shall have thirty (30) days from receipt of the Partnership's notice within which to cure the specified default; provided, however, if at the end of said thirty (30) day period Owners are diligently pursuing the cure of the default but the default has not been cured, Owners shall have an additional period not to exceed thirty (30) days within which to complete the cure of the default. If at the end of the initial thirty (30) or, if applicable, additional thirty (30) day period, the default is still not cured, AGH and the Partnership as their sole remedy, shall have the right to do any one or more of the following:

          (a) Terminate this Agreement by written notice given to Owners and Escrow Agent within fifteen (15) days of the expiration of the initial thirty (30) or additional thirty (30) day cure period (whichever is applicable), in which event AGH shall be entitled to a return of the Earnest Money (together with all interest earned thereon), promptly upon receipt of such notice, and Owners shall be obligated (i) to instruct Escrow Agent to return the Earnest Money (together with all interest earned thereon) to AGH, and (ii) to pay and reimburse AGH and the Partnership for their out-of-pocket costs in connection with this Agreement; or

          (b) Seek specific performance of this Agreement, but only in the event of Owners' willful refusal to close or to perform any of their other obligations hereunder.

Notwithstanding the foregoing, in the event of any default by Owners under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof, or if Partnership shall discover after Closing that any warranty or representation made by Owners herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Partnership shall have any and all rights and remedies available at law or in equity by reason of such default. Neither Partnership's or Owners' attendance or appearance at Closing shall be deemed to nullify or void the provisions of this Section.

                                  ARTICLE 13
                                  INDEMNITIES
                                  -----------

          13.1  Owners' Indemnity. (a) After Closing, Owners agree to
                -----------------
indemnify and hold LLC, the Partnership and the REIT and any other entity designated to be a partner in LLC (the "OP Indemnified Parties") harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which the OP Indemnified Parties may suffer or incur by reason of (i) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership or operation of the Hotel prior to the Closing Date, including but not limited to Pending Claims and any claims by employees of LLC (or its management company) or third parties under insurance carried by LLC (or its management company), or (ii) breach of any representation, warranty or covenant made by Owners in this Agreement or any instrument delivered at the Closing (provided that this clause (ii) shall survive the Closing for one year, only).

          (b) At Closing, Owners shall enter into a pledge and security agreement (the "Pledge Agreement"), pursuant to which Owners shall pledge the Units to the Partnership to secure Owners' obligations pursuant to subparagraph 13.1(a). The Pledge

Agreement shall be in form reasonably satisfactory to the parties.

          13.2  Partnership's Indemnity. (a) The Partnership agrees to
                -----------------------
indemnify and hold Owners harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which the Owners may suffer or incur by reason of (i) any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Hotel subsequent to the Closing Date, including but not limited to (x) any claims by employees of LLC (or its management company) or third parties under insurance carried by LLC (or its management company), but such indemnity is subject to the representations of Owners made herein, and (y) any claims or damages resulting from any default under the Security Documents from and after the Closing Date, or (ii) breach of any representation, warranty or covenant made by the Partnership in this Agreement or any instrument delivered at the Closing.

          (b) The parties acknowledge that this Agreement and all documents, agreements, understandings and arrangements relating to the transactions contemplated by this Agreement to be executed or undertaken by the Partnership which have been executed by one or more officers of the REIT which is the sole general partner of the Partnership, have been or will be so executed in his/her capacity as an officer of the REIT, and not individually, and none of the partners, officers or employees of the Partnership nor any of the directors, officers, shareholders or employees of the REIT (in their capacities as directors, officers, shareholders or employees) shall be bound or have any personal liability hereunder or thereunder except as otherwise provided under applicable law. Owners shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the partners, officers or employees of the Partnership nor any of the directors, officers, shareholders, or employees of the REIT or any of their personal assets for the performance or payment of any obligation hereunder or thereunder except as otherwise provided under applicable law.

                                  ARTICLE 14
                                    BROKERS
                                    -------

          14.1  No Broker. The parties hereto represent to each other that they
                ---------
dealt with no finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby.

          14.2  Indemnification by Owners. Owners agree to, and hereby do,
                -------------------------
indemnify and save harmless AGH, the Partnership, the

REIT and their affiliates, and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into with Owners or their representatives for a commission or other compensation. Owners shall likewise indemnify and save harmless AGH, Partnership and the REIT and their affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation relating to the Leases.

          14.3  Indemnification by AGH. AGH, prior to Closing and the
                ----------------------
Partnership thereafter, agrees to, and hereby does, indemnify and save harmless Owners and their affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into with AGH or its representatives for a commission or other compensation.

                                  ARTICLE 15
                                  DEFINITIONS
                                  -----------

          15.1  Definitions. As used herein, the following terms shall have the
                -----------
respective meanings indicated below:

          Additional Earnest Money:  As defined in Section 10.1.
          ------------------------

          AGH:  As defined in the opening paragraph.
          ---

          Appurtenances:  As defined in Article 2.
          -------------

          Assignments:  As defined in Article 10.3.
          -----------

          Closing:  As defined in Section 10.1.
          -------

          Closing Date:  As defined in Section 10.1.
          ------------

          Common Stock:  As defined in the Recitals.
          ------------

          CPA4:  As defined in the opening paragraph.
          ----

          CPA4 Interests:  As defined in Section 1.1.
          --------------

          CPA4 Share:  As defined in Section 3.1.
          ----------

          CPA8:  As defined in the opening paragraph.
          ----

          CPA8 Interests:  As defined in Section 1.1.
          --------------

          CPA8 Share:  As defined in Section 3.1.
          ----------

          Debt:  As defined in Section 8.2.
          ----

          Debt Pay-Off Amount:  As defined in Section 10.3.
          -------------------

          Delaware Act:  As defined in Section 3.3.
          ------------

          Document Review Period:  As defined in Section 5.2.
          ----------------------

          Earnest Money:  As defined in Section 1.2.
          -------------

          Environmental Report:  As defined in Section 8.2.
          --------------------

          ERISA:  As defined in Section 8.2.
          -----

          Escrow Agent:  As defined in Section 1.2.
          ------------

          Escrow Agreement:  As defined in Section 1.2.
          ----------------

          Estoppel Certificate:  As defined in Section 10.3.
          --------------------

          Exchange Rights Agreement:  As defined in Section 3.2.
          -------------------------

          Feasibility Review Period:  As defined in Section 5.4.
          -------------------------

          FF&E:  As defined in Article 2.
          ----

          FF&E Leases:  As defined in Article 2.
          -----------

          Formation Documents:  As defined in Section 8.2.
          -------------------

          Franchisor Consent:  As defined in Section 9.1.
          ------------------

          Guest Bookings:  As defined in Article 2.
          --------------

          Hazardous Substance:  As defined in Section 8.2.
          -------------------

          Hotel:  As defined in Article 2.
          -----

          Improvements:  As defined in Article 2.
          ------------

          Initial Earnest Money:  As defined in Section 1.2.
          ---------------------

          Inspections:  As defined in Section 5.3.
          -----------

          Interests:  As defined in Section 1.1.
          ---------

          IPO:  As defined in the Recitals.
          ---

          IRS:  As defined in Section 8.2.
          ---

          Land:  As defined in Article 2.
          ----

          Lease and Leases:  As defined in Article 2.
          ----------------

          Lender:  As defined in Section 8.2.
          ------

          Lender Consent:  As defined in Section 9.1.
          --------------

          Licenses:  As defined in Article 2.
          --------

          LLC:  As defined in the Recitals.
          ---

          Lock-Out Agreement:  As defined in Section 3.2.
          ------------------

          Multiemployer Plan:  As defined in Section 8.2.
          ------------------

          Notices of Violation:  As defined in Section 7.2.
          --------------------

          Other Personalty:  As defined in Article 2.
          ----------------

          Owners:  As defined in the opening paragraph.
          ------

          Partnership:  As defined in the opening paragraph.
          -----------

          Partnership Agreement:  As defined in Section 3.1.
          ---------------------

          Partnership Amendment:  As defined in Section 3.1.
          ---------------------

          Pending Claims:  As defined in Section 8.2.
          --------------

          Pension Plan:  As defined in Section 8.2.
          ------------

          Permitted Exceptions:  As defined in Section 6.1.
          --------------------

          Personal Property:  As defined in Article 2.
          -----------------

          Plans and Specs:  As defined in Article 2.
          ---------------

          Pledge Agreement:  As defined in Section 13.1.
          ----------------

          Purchase Price:  As defined in Section 3.1.
          --------------

          Records:  As defined in Article 2.
          -------

          Registration Statement:  As defined in the Recitals.
          ----------------------

          REIT:  As defined in the Recitals.
          ----

          Schedule of Leases:  As defined in Section 5.1.
          ------------------

          SEC:  As defined in the Recitals.
          ---

          Securities Act:  As defined in Section 3.4.
          --------------

          Security Documents:  As defined in Section 8.2.
          ------------------

          Service Contacts:  As defined in Article 2.
          ----------------

          Shares:  As defined in the Recitals.
          ------

          Supporting Documents:  As defined in Section 4.1.
          --------------------

          Survey:  As defined in Section 4.3.
          ------

          Surveyor:  As defined in Section 4.3.
          --------

          Tenants:  As defined in Section 8.2.
          -------

          Termination Date:  As defined in Section 10.1.
          ----------------

          Title Commitment:  As defined in Section 4.1.
          ----------------

          Title Company:  As defined in Section 4.1.
          -------------

          Title Policy:  As defined in Section 9.1.
          ------------

          Tradenames:  As defined in Article 2.
          ----------

          UCC Searches:  As defined in Section 4.2.
          ------------

          Units:  As defined in the Recitals.
          -----

          Utility Reservations:  As defined in Article 2.
          --------------------

          Warranties:  As defined in Article 2.
          ----------

                                  ARTICLE 16
                                 MISCELLANEOUS
                                 -------------

          16.1  Notice. Any notice provided for by this Agreement and any other
                ------
notice, demand or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. The address for AGH, the

Partnership or the REIT for all purposes under this Agreement shall be the following:

                    American General Hospitality, Inc.
                    3860 W. Northwest Highway, Suite 300
                    Dallas, Texas  75220
                    Attention:  Bruce G. Wiles,
                                Executive Vice President

          with a copy to:

                    Battle Fowler, L.L.P.
                    75 East 55th Street
                    New York, New York 10022
                    Attention:  Peter M. Fass, Esq.

Owners' address for all purposes under this Agreement shall be the following:


                    W. P. Carey & Co., Inc.
                    50 Rockefeller Plaza
                    New York, New York 10029
                    Attention:  Anthony Mohl


          with a copy to:

                    Reed Smith Shaw & McClay
                    375 Park Avenue
                    New York, New York 10157
                    Attention:  Ruth Perfido, Esq.

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept. Notices may be given by any party's counsel on behalf of such party.

          16.2  Entire Agreement; Modifications and Waivers; Cumulative
                -------------------------------------------------------
Remedies. This Agreement constitutes the entire agreement between the parties
- --------
hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Owners, AGH or Partnership upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Owners, AGH or Partnership of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Owners, AGH or Partnership either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

          16.3  Exhibits. All exhibits referred to in this Agreement and
                --------
attached hereto are hereby incorporated in this Agreement by reference.

          16.4  Successors and Assigns. Except as set forth in this Article,
                ----------------------
this Agreement may not be assigned by AGH or the Partnership without the prior approval of Owners. This Agreement shall be binding upon, and inure to the benefit of, Owners, AGH and the Partnership and their respective legal representatives, successors, and permitted assigns. Whenever a reference is made in this Agreement to AGH or the Partnership, it shall include their respective successors and permitted assigns under this Agreement. The Partnership or AGH may assign its rights and obligations under this Agreement to an affiliate.

          16.5  Article Headings. Article headings and article and section
                ----------------
numbers are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

          16.6  Governing Law. This Agreement shall be construed and
                -------------
interpreted in accordance with the laws of the State of New York.

          16.7  Time Periods. If the final day of any time period or limitation
                ------------
set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Louisiana or the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

          16.8  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by either party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

          16.9  Survival. All covenants and agreements contained in the
                --------
Agreement which contemplate performance after the Closing Date and all representations, warranties and indemnities contained in this Agreement shall expressly survive the Closing for a period of five (5) years, and shall not be deemed to merge into, or be waived by, the Owners or any other closing documents.

          16.10  Further Acts. In addition to the acts, deeds, instruments and
                 ------------
agreements recited herein and contemplated to be performed, executed and delivered by REIT, Partnership and Owners, REIT, Partnership and Owners shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transactions contemplated hereunder. However, the foregoing shall not be deemed to (i) require Owners to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement, or (ii) require Partnership or REIT to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement.

          16.11  Severability. In case any one or more of the provisions
                 ------------
contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          16.12  Attorneys' Fees. Should either party employ an attorney or
                 ---------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the nonprevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

          16.13  Limitation on Owners' Liability. Anything contained herein to
                 -------------------------------
the contrary notwithstanding, any claim based on or in respect of any liability of Owners under this Agreement shall be enforced only against the Units and not against any other assets, properties or funds of (a) Owners or any director, officer, general partner, limited partner, employee or agent of Owners or either of them or their general partners (or any legal representative, heir, estate, successor or assign of any thereof), (b) any predecessor or successor partnership or corporation (or other entity) of Owner or either of their or their general partners, either directly or through Owner or either of their or its general partners or any predecessor or successor partnership or corporation (or other entity) of Owner or either of their, or (c) any other person or entity affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

          IN WITNESS WHEREOF, this Agreement has been entered into effective as of the day and year first above written.

                                   OWNERS:

                                   CORPORATE PROPERTY ASSOCIATES 4,
                                   a California limited partnership

                                   By:  Carey Corporate Property, Inc.,
                                        General Partner

                                        By:  /s/ Anthony Mohl
                                            ------------------------------------
                                            Name:  Anthony Mohl
                                            Title: Senior Vice President


                                   CORPORATE PROPERTY ASSOCIATES 8, L.P.,
                                   a Delaware limited partnership


                                   By:  Eighth Carey Corporate Property,
                                        Inc., as Managing General Partner


                                        By:  /s/ Anthony Mohl
                                            ------------------------------------
                                            Name:  Anthony Mohl
                                            Title: Senior Vice President


                                        AGH:

                                        AMERICAN GENERAL HOSPITALITY, INC.,
                                        a Texas corporation


                                        By: /s/ Bruce G. Wiles
                                            ------------------------------------
                                            Name:  Bruce G. Wiles
                                            Title: Executive Vice President

                                        PARTNERSHIP:

                                        AMERICAN GENERAL HOSPITALITY
                                        OPERATING PARTNERSHIP, L.P.,
                                        a Delaware limited partnership

                                        By:  AGH GP, Inc., a Nevada
                                             corporation, General Partner


                                             By: /s/ Bruce G. Wiles
                                                -------------------------------
                                                Name:  Bruce G. Wiles
                                                Title: Executive Vice President

        IN WITNESS WHEREOF, this Agreement has been entered into effective as of the day and year first above written.

                                     OWNERS

                                     CORPORATE PROPERTY ASSOCIATES 4,
                                     a California limited partnership

                                     By: Carey Corporate Property, Inc.,
                                         General Partner

                                         By: /s/ Anthony Mohl
                                            -------------------------------
                                             Name: Anthony Mohl
                                             Title: Senior Vice President

                                      CORPORATE PROPERTY ASSOCIATES 8, L.P.,
                                      a Delaware limited partnership


                                      By: Eighth Carey Corporate Property,
                                          Inc., as Managing General Partner

                                          By: /s/ Anthony Mohl
                                              --------------------------------
                                              Name: Anthony Mohl
                                              Title: Senior Vice President

                                          AGH:

                                          AMERICAN GENERAL HOSPITALITY, INC.,
                                          a Texas corporation

                                          By: /s/ Bruce G. Wiles
                                              ---------------------------------
                                              Name: Bruce G. Wiles
                                              Title: Executive Vice President

                                  SCHEDULE 1

                              UNIT DETERMINATION
                              ------------------


     The Purchase Price (prior to any adjustments pursuant to Section 10.8), less the Debt Pay-Off Amount (the resulting remainder being hereinafter referred to as the "Unit Component of the Purchase Price" or the "Unit Component"), shall be adjusted and, as adjusted, shall be paid to the Owners in Units, as follows:

     At the Closing, the Owners shall receive a number of Units equal to (i) the Unit Component of the Purchase Price (subject to adjustment as set forth below), divided by (ii) the mid-point of the proposed per Share offering prices (the "Mid-Point") set forth in the final red herring included in the REIT's Registration Statement on Form S-11 (the "Red Herring"). In the event that the initial yield per Share set forth in the Red Herring (the "Initial Yield"; calculated by dividing the estimated annual distribution per Share for the 12-month period following the IPO, as set forth in the Red Herring by the Mid-Point) is a percentage greater or less than 8.00%, then the Unit Component of the Purchase Price shall decrease or increase accordingly by an amount equal to the Applicable Percentage (as defined below) times the resulting change in the value of the Partnership; provided, however, in no event shall the Unit Component Purchase Price be reduced by more than 7%. As used in this Schedule 1, the "value of the Partnership" shall be determined by taking the product of the "Pro Forma Cash Available for Distribution" as defined in the Red Herring ("CAD") times the percentage of CAD (expressed as a decimal fraction) to be distributed to the partners in the Partnership or the shareholders in the REIT (as the case may be) as set forth in the Red Herring, and dividing that product by the Initial Yield. While the Unit Component may never be reduced by more than 7%, there shall be no cap on increases in the Unit Component as a result of any positive pricing adjustment described in this Schedule 1. For purposes of the Agreement, "Applicable Percentage" shall mean the fraction (expressed as a decimal fraction), the numerator of which is the Purchase Price (prior to any adjustment) and the denominator of which is the value of the total portfolio of hotel assets acquired by the Partnership upon the consummation of the IPO as determined in good faith by the REIT.

     The increased or decreased Unit Component shall then be added to the Debt Pay-Off Amount to obtain the full Purchase Price adjusted in accordance with this Schedule 1.